UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2010

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 8, 2010, our board of directors amended Article II Section 9 of our Bylaws to provide that the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, a matter shall decide that matter, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code. Previously, this provision provided that the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at a meeting, would decide any matter brought before such meeting, other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code.

Additionally, our board of directors amended Article II Section 9 of our Bylaws to provide that votes submitted as abstentions on a matter will not be counted as votes for or against that matter. Previously, this provision provided that votes submitted as abstentions on a matter would be counted as votes against that matter.

Further, our board of directors amended Article IX of our bylaws to provide that unless otherwise provided by the Articles of Incorporation or a bylaw adopted by our shareholders, our bylaws may be amended or repealed, or new bylaws or bylaw provisions may be adopted, by the affirmative vote of the holders of a majority of the shares entitled to vote on, and who voted for or against, the amendment. Previously, this provision provided that, in order for shareholders to approve an amendment to, or a bylaw inconsistent with, certain bylaw provisions, the amendment or inconsistent bylaw must be approved by the affirmative vote of a majority of the outstanding shares.

Finally, our board of directors amended various provision of our bylaws to reflect that we have two Chief Executive Officers and to reflect the fact that the Texas Business Corporation Act has been superseded by the Texas Business Organizations Code.

These amendments shall be effective as of January 1, 2011.

A copy of our amended and restated bylaws is set forth as Exhibit 3.1 to this Report and is publicly available on our Company website at http://www.wholefoodsmarket.com/company/pdfs/bylaws.pdf.

Item 8.01               Other Events.

Our board of directors adopted our Chief Executive Officer Succession Policy in furtherance of our policy to be prepared for an eventual change in leadership — either planned or unplanned — to ensure our continued stability and accountability during periods of transition.

Our Chief Executive Officer Succession Policy is effective as of September 8, 2010.

A copy of our Chief Executive Officer Succession Policy is set forth as Exhibit 99.1 to this Report and is publicly available on our Company website at http://www.wholefoodsmarket.com/company/pdfs/successionpolicy.pdf.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

3.1—Amended and Restated Bylaws of Whole Foods Market, Inc.

99.1—Chief Executive Officer Succession Policy of Whole Foods Market, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: September 10, 2010	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer